Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-221616, No. 333-239223, No. 333-258630, No. 333-264800 and No. 333-268054 on Form S-8 of our report dated March 1, 2022, relating to the financial statements of Zai Lab Limited appearing in this Annual Report of Zai Lab Limited on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People’s Republic of China
March 1, 2023